Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the incorporation in this Form S-1 of our report dated December 31, 2023, relating to the financial statements of OneMedNet Corporation as of December 31, 2023 and 2022 and to all references to our firm included in this registration statement.

BF Borgers CPA PC

Certified Public Accountants

Lakewood, CO

April 16, 2024